UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2015

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England
SW1X 0LZ
(Address of Principal Executive Office)

+44.20.7190.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 31, 2015, UPCB Finance IV Limited (“UPCB Finance IV”), entered into a purchase agreement (the “Dollar Purchase Agreement”) with, among others, J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (collectively, the “Dollar Initial Purchasers”), pursuant to which UPCB Finance IV agreed to sell, subject to the terms and conditions set forth therein, $800.0 million aggregate principal amount of its 5.375% senior secured notes due 2025 (the “Dollar Notes”), at par, to the Dollar Initial Purchasers in a private offering in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Dollar Notes will mature on January 15, 2025. Interest on the Dollar Notes will be payable semi-annually on each January 15 and July 15, beginning on January 15, 2016.

On April 1, 2015, UPCB Finance IV entered into a purchase agreement (the “Euro Purchase Agreement”) with, among others, J.P. Morgan Securities plc, as representative of the several initial purchasers named therein (collectively, the “Euro Initial Purchasers”), pursuant to which UPCB Finance IV agreed to sell, subject to the terms and conditions set forth therein, €600.0 million ($646.8 million at the April 1, 2015 exchange rate) aggregate principal amount of its 4% senior secured notes due 2027 (the “Euro Notes”, together with the Dollar Notes, the “Notes”), at par, to the Euro Initial Purchasers in a private offering in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Euro Notes will mature on January 15, 2027. Interest on the Euro Notes will be payable semi-annually on each January 15 and July 15, beginning on January 15, 2016.

UPCB Finance IV is incorporated under the laws of the Cayman Islands, as a special purpose financing company, for the primary purpose of facilitating the offering of the Notes and is owned 100% by a charitable trust.

UPCB Finance IV, which has no material business operations, will use the proceeds from (i) the Dollar Notes to fund a new additional facility (“Facility AL”) of the senior secured bank facility, as amended from time to time, of UPC Broadband Holding BV (the “UPC Broadband Holding Bank Facility”), with UPC Financing Partnership (“UPC Financing”) as the borrower and (ii) the Euro Notes to fund a new additional facility (“Facility AK”, together with Facility AL, the “New Facilities”) of the UPC Broadband Holding Bank Facility, with UPC Financing as the borrower. The proceeds of the New Facilities are intended to be used to (i) prepay in full outstanding amounts under Facility Y and Facility Z of the UPC Broadband Holding Bank Facility, respectively, and ultimately to redeem the remaining aggregate principal amount of (w) UPCB Finance II Limited’s 6.375% senior secured notes due 2020 and (x) UPCB Finance III Limited’s 6.625% senior secured notes due 2020, respectively, (ii) prepay in part outstanding amounts under Facility AC and Facility AD of the UPC Broadband Holding Bank Facility, respectively, and ultimately to redeem 10% of the outstanding principal amount of (y) UPCB Finance V Limited’s 7.25% senior secured notes due 2021 and (z) UPCB Finance VI Limited’s 6.875% senior secured notes due 2022, respectively, and (iii) to repay the net amount borrowed under Facility AI of the UPC Broadband Holding Bank Facility. UPC Financing and UPC Broadband Holding BV (“UPC Broadband Holding”) are (a) borrowers under the UPC Broadband Holding Bank Facility and (b) direct subsidiaries of UPC Holding BV (“UPC Holding”). UPC Holding is an indirect wholly-owned subsidiary of Liberty Global plc (“Liberty Global”).

UPCB Finance IV is dependent on payments from UPC Financing under the New Facilities in order to service its payment obligations under the Notes. Although UPC Financing has no equity or voting interest in UPCB Finance IV, the New Facilities create a variable interest in UPCB Finance IV for which UPC Financing is the primary beneficiary, as contemplated by generally accepted accounting principles in the United States (“U.S. GAAP”). As such, UPC Financing and its parent entities, including UPC Holding and Liberty Global, will be required by the provisions of U.S. GAAP to consolidate UPCB Finance IV following the issuance of the Notes.  As such, the amounts outstanding under the New Facilities will eliminate in UPC Holding’s and Liberty Global’s consolidated financial statements.

The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated on or about April 15, 2015 (the “Issue Date”), between, among others, UPCB Finance IV and The Bank of New York Mellon, as trustee.

Facility AK will be made pursuant to an Additional Facility AK Accession Agreement (the “Facility AK Accession Agreement”). Pursuant to the Facility AK Accession Agreement, the call provisions, maturity and applicable interest rate for Facility AK are the same as those of the Euro Notes. Facility AL will be made pursuant to an Additional Facility AL Accession Agreement (the “Facility AL Accession Agreement”, together with the Facility AK Accession Agreement, the “Accession Agreements”). Pursuant to the Facility AL Accession Agreement, the call provisions, maturity and applicable interest rate for Facility AL are the same as those of the Dollar Notes.

UPCB Finance IV as a lender under the UPC Broadband Holding Bank Facility, will be treated the same as the other lenders under the UPC Broadband Holding Bank Facility and will have benefits, rights and protections that are similar to those benefits, rights and protections afforded to the other lenders. Through the covenants in the Indenture and the security interests over all of the issued shares of UPCB Finance IV and the New Facilities granted to secure UPCB Finance IV’s obligations under the Notes, the holders of Notes will be provided indirectly with the benefits, rights and protections granted to UPCB Finance IV as a lender under the UPC Broadband Holding Bank Facility.

The Euro Notes are non-callable until January 15, 2021 and the Dollar Notes are non-callable until January 15, 2020. At any time prior to January 15, 2021 (in the case of Euro Notes) and January 15, 2020 (in the case of Dollar Notes), upon the occurrence of an Early Redemption Event (being a voluntary prepayment of all or a portion of Facility AK or Facility AL, as applicable), UPCB Finance IV will redeem an aggregate principal amount of the Euro Notes or Dollar Notes, as applicable, equal to the amount of Facility AK or Facility AL, as applicable, prepaid, at a redemption price equal to 100% of the principal amount of the relevant series of Notes redeemed plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest and Additional Amounts (as defined in the Indenture), if any, to, the applicable redemption date.

Furthermore, at any time prior to January 15, 2021 (with respect to the Euro Notes) and January 15, 2020 (with respect to the Dollar notes), upon the occurrence of any Early Redemption Event, UPCB Finance IV will redeem an aggregate principal amount of the relevant series of Notes equal to the principal amount of relevant New Facility prepaid, not to exceed an amount equal to 10% of the original aggregate principal amount of the relevant series of Notes during each twelve month period commencing on the Issue Date, at a redemption price equal to 103% of the principal amount of the relevant series of Notes redeemed plus accrued and unpaid interest and Additional Amounts, if any, to the applicable redemption date.

On or after January 15, 2021, upon the occurrence of an Early Redemption Event, UPCB Finance IV will redeem an aggregate principal amount of the Euro Notes equal to the principal amount of Facility AK prepaid at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest and Additional Amounts, if any, to the applicable redemption date, if redeemed during the twelve month period commencing on January 15 of the years set out below:

Year	Redemption Price
2021	102.000%
2022	101.000%
2023	100.500%
2024 and thereafter	100.000%

On or after January 15, 2020, upon the occurrence of an Early Redemption Event, UPCB Finance IV will redeem an aggregate principal amount of the Dollar Notes equal to the principal amount of Facility AL prepaid at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest and Additional Amounts, if any, to the applicable redemption date, if redeemed during the twelve month period commencing on January 15 of the years set out below:

Year	Redemption Price
2020	102.688%
2021	101.792%
2022	100.896%
2023 and thereafter	100.000%

In addition, at any time prior to January 15, 2018, upon the occurrence of any Early Redemption Event with the net proceeds of one of more specified equity offerings (the “Equity Offering Early Redemption Proceeds”), UPCB Finance IV will redeem up to 40% of the aggregate principal amount of the Euro Notes or Dollar Notes, as the case may be, equal to the principal amount of the Facility AK or Facility AL, as applicable, prepaid with any Equity Offering Early Redemption Proceeds in such Early Redemption Event, at the redemption price of 104.000% (in the case of Euro Notes) and 105.375% (in the case of Dollar Notes) of the principal amount of the relevant series of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to, the date of redemption.
UPCB Finance IV expects the offering of the Notes to close on the Issue Date. The Indenture and the Accession Agreements related to the New Facilities will be filed with the Securities and Exchange Commission as an exhibit to an amendment to this Current Report on Form 8-K following completion of the offering of the Notes and of the Accession Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ LEONARD P. STEGMAN
Leonard P. Stegman
Managing Director

Date: April 6, 2015

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